                                                        Exhibit 4.10




        THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF CERTAIN STATES, AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE LAWS, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER THE ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL TO THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND APPLICABLE STATE LAW IS AVAILABLE.


                          PARTECH HOLDINGS CORPORATION
                          ----------------------------
                                6% SECURED NOTE
                                ---------------


$__________                                                 New York, New York

No.  N-___                                                      June ___, 1994




        FOR VALUE RECEIVED, the undersigned, PARTECH HOLDINGS CORPORATION, a Delaware corporation (the "Company"), hereby promises to pay to the order of ____________________, a _____________________ or ___ assigns (the "Noteholder"), in lawful money of the United States of America, and in immediately payable funds, the principal sum of ___________ THOUSAND DOLLARS ($__________). The principal hereof and any unpaid accrued interest thereon shall be due and payable on the earlier of (i) September 30, 1994 or (ii) the closing of the underwritten public offering (as described below under Section 1(a) hereof) or of any other private or public financing obtained by the Company (unless such payment date is accelerated as provided in Section 7 hereof or extended by the Noteholder as provided in Section 3 hereof). Payment of all amounts due hereunder shall be made at the address of the Noteholder provided for in Section 8 hereof. The Company further promises to pay interest at the rate of six per cent (6%) per annum on the outstanding principal balance hereof, such interest to be payable monthly in arrears on the 1st day of each month, commencing July 1, 1994 (prorated for any partial month); provided that in the event that this Note is not repaid in full at maturity or the Unit Warrant Securities (defined below) have not been registered and become tradeable by September 30, 1994 (as described in Section 1 of the Unit Warrant (defined below)), the interest rate shall automatically increase to 15% per annum.

        This Note is part of an offering of Convertible Units (the "Units"), each Unit consisting of one 6% Secured Note (a "Note"), and one Warrant (a "Unit Warrant"). Each Note is pari passu with each other Note of such series with respect to all rights and preferences. The Units have been issued pursuant to a Subscription Agreement dated as of June 15, 1994 between the Company and the holders of the Notes (the "Subscription Agreement"), which contains representations and warranties and additional covenants of the Company with respect to the Units. THE PROVISIONS OF THE SUBSCRIPTION AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

        To secure payment of the Notes, (i) John E. Rayl has pledged an aggregate of 700,305 shares of the Company's common stock, par value $.05 per share (the "Pledged Rayl Stock") to the holders of the Notes pursuant to a Pledge Agreement of even date herewith among the Company, such individual and the holdersof the Notes (the "Rayl Pledge Agreement") and (ii) the Company has pledged all of the capital stock (the "Pledged PCG Stock") of Partech Communications Group, Inc. ("PCG") to the holders of the Notes pursuant to a Pledge Agreement of even date herewith between the Company and the holders of the Notes (the "PCG Stock Pledge Agreement"). THE PROVISIONS OF THE RAYL PLEDGE AGREEMENT AND THE PCG STOCK PLEDGE AGREEMENT ARE INCORPORATED HEREIN BY REFERENCE.

        1.       CONVERSION.
                 ----------

        (a) CONVERSION. It is contemplated that the Company shall have an underwritten public offering of its securities (the "Underwritten Public Offering"). Each Unit Warrant shall entitle its holder to purchase securities (the "Unit Warrant Securities") of the same class as the underwritten securities (the "Underwritten Securities"). The Company shall be obligated to register the Unit Warrant Securities in the same registration statement as the Underwritten Public Offering, so that holders of such Unit Warrant Securities shall be entitled to sell same simultaneously with the Underwritten Securities sold for the account of the Company that are being sold pursuant to such Underwritten Public Offering, subject only to a 180 day hold-back at the discretion of Berkeley Securities Corporation (the "Underwriter"). The Company shall be obligated to bear all costs and expenses (except any discount or commission) of the Underwritten Public Offering and registration. If the Underwritten Public Offering is not effective and the Underwritten Securities have not commenced trading by September 30, 1994 (or if the Underwritten Public Offering is terminated prior thereto) the holder of Units may, at its option, at any time thereafter, demand registration, in whole or in part, of the securities into which the Units or the Unit Warrants are convertible or exercisable (as described in the next three sentences), at the expense of the Company. The holder shall be entitled to convert the Units, in whole or in part at any time, into shares of the Company's common stock, par value $.05 per share (the "Common Stock"), at a conversion price equal to 50% (subject to reduction as described below) (the "Conversion Factor") of the closing bid price of the Common Stock on the day of each such conversion (the "Conversion Shares") (e.g., if the closing bid price of the Common Stock on the day of conversion is $5, the holders would receive upon conversion of all of the Units an aggregate of 240,000 ($600,000 / 50% of $5) shares of Common Stock). Alternatively, if the Notes have then been repaid in full, each Unit Warrant shall be exercisable at an exercise price of $1.00 per Unit Warrant and shall entitle the holder to receive a number of shares of Common Stock equal to (i) the original principal amount of the corresponding Note held by such holder divided by (ii) 100% (subject to reduction as described below) (the "Alternative Exercise Factor") of the closing bid price of the Common Stock on the day of the first of such exercises (the "Alternative Conversion Shares") (e.g., if such closing bid price of the Common Stock was $5, the holders would receive upon exercise of all of the Unit Warrants an aggregate of 120,000 ($600,000 / 100% of $5) shares of Common Stock). Upon any such conversion or exercise under the two immediately preceding sentences, the holder shall be entitled to receive at no further cost a warrant to purchase one share of Common Stock exercisable at 100% (subject to reduction as described below) (the "Supplemental Exercise Factor") of the closing bid price of the Common Stock on the day of the first of such conversions or exercises for each share of Common Stock issued upon conversion or exercise (the "Supplemental Warrants"), in substantially the form attached hereto as Exhibit X.

        (b) FAILURE TO EFFECT DEMAND REGISTRATION. In the event such registration statement is not rendered effective within 45 days after demand therefor pursuant to Section 6(a), (i) as to the Units, the Conversion Factor shall be decreased by 2% during each 30 day period (or part thereof) thereafter (e.g., from 50% to 48%, from 48% to

46%, etc.); and (ii) as to the Unit Warrants and the Supplemental Warrants, the Alternative Exercise Factor and the Supplemental Exercise Factor, respectively, shall each be decreased by 4% during each 30 day period (or part thereof) thereafter (e.g., from 100% to 96%, from 96% to 92%, etc.).

        2. EXERCISE OF RIGHTS UNDER PLEDGE AGREEMENT. In the event Noteholder declares a default pursuant to Section 7 hereof and exercises its rights under the Rayl Pledge Agreement with respect to any of the Pledged Rayl Stock, (a) the Pledged Rayl Stock shall be valued at 50% of the closing bid price on the date of the applicable foreclosure and (b) the Company shall deliver a warrant (the "Additional Warrant"), in substantially the form attached hereto as Exhibit X, to purchase one share of Common Stock (the "Additional Warrant Stock") for each share of the Pledged Rayl Stock foreclosed upon by Noteholder pursuant to the Pledge Agreement. The Additional Warrant shall be exercisable by Noteholder at an exercise price per share equal to the closing bid price of the Common Stock on the day of the first foreclosure pursuant to the Pledge Agreement.

        3. EXTENSION OF MATURITY DATE. The Noteholder shall have the right, in its sole discretion, to extend the maturity of this Note for up to six additional consecutive thirty (30) day periods, each such extension exercisable by the Noteholder delivering to the Company written notice of such extension at any time prior to the maturity date then in effect.

        4. PREPAYMENT. This Note shall not be prepaid, in whole or in part, without the prior written consent of the Noteholder.

        5. TRANSFERABILITY. This Note shall be freely transferable by the Noteholder provided such transfer is in compliance with applicable federal and state securities laws.

        6. REGISTRATION RIGHTS. (a) In the event the registration statement with respect to the Underwritten Offering is not effective or the Underwritten Securities have not commenced trading for any reason whatsoever by September 30, 1994 (or if the Underwritten Public Offering is terminated prior thereto), holders of a majority of the Units (which majority must include Generation Capital Associates) (a "Majority-in-Interest") shall have the right, exercisable upon written request to the Company, to have the Company file with the Commission a registration statement and such other documents, including a prospectus, as may be necessary, in the opinion of counsel to the Majority-in-Interest, to comply with the provisions of the Act, so as to permit a public offering of the Conversion Shares or the Alternative Conversion Shares, as the case may be, the Supplemental Warrants and the securities issuable under the Supplemental Warrants by the Unitholders or Noteholders, as the case may be (the "Demand Registration").

                (b) In the event the Noteholder declares a default pursuant to Section 7 hereof and is issued Additional Warrants pursuant to Section 2 hereof as a result thereof, if the Company at any time thereafter proposes to register any of its securities, or any of the securities of PCG, under the Act, it shall each such time give written notice to the Noteholder of its intention so to do. Upon the written request of the Noteholder given within 20 days after receipt of any such notice from the Company (stating the number of shares of Pledged Rayl Stock and/or Additional Warrants, or Pledged PCG Stock, as the case may be, to be disposed of by the Noteholder and the intended method of disposition), the Company shall cause all such Pledged Rayl Stock and/or Additional Warrants, or Pledged PCG Stock, as the case may be, intended to be disposed of, as to which the Noteholder shall have requested registration thereof, to be registered under the Act (the "Default Registration") so as to permit the disposition (in accordance with the methods in the Noteholder's written request) by the Noteholder of the securities so registered.

                (c) In connection with any registration of securities pursuant to this Section 6, the Company and the Noteholder covenant and agree as follows (all references to the term "Registration Statement" herein shall include, as the case may be, the registration statement with respect to the Demand Registration or the Registration Statement with respect to the Default Registration):

                (i) The Company shall use its best efforts to cause the Registration Statement to be declared effective at the earliest possible time, and shall furnish Noteholder such number of prospectuses as Noteholder shall reasonably request. The Company shall cause the Registration Statement to remain effective, and shall file all post-effective amendments necessary, to cause the Registration Statement to remain effective until nine months following the effective date of such registration, except in the case of any warrants issuable hereunder, in which case the Company shall cause the Registration Statement to remain effective until nine months following the expiration date of such warrants.

                (ii) The Company shall pay all costs, fees and expenses incurred by the Company and the Noteholder in connection with the Registration Statement and the offering thereunder including, without limitation, the Company's legal and accounting fees, fees and expenses of Noteholder's counsel, printing expenses and blue sky fees and expenses (but excluding discounts or selling commissions of any underwriter or broker-dealer acting on behalf of Noteholder).

                (iii) The Company shall take all necessary action which may be reasonably required in qualifying or registering the securities included in the Registration Statement for offering and sale under the securities or blue sky laws of all states reasonably requested by Noteholder, provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

                (iv) The Company shall indemnify the Noteholder and each person, if any, who controls Noteholder within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from the Registration Statement, in accordance with the terms and conditions set forth in Exhibit H of the Subscription Agreement.

                (v) The Noteholder shall indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of Noteholder for specific inclusion in the Registration Statement, in accordance with the terms and conditions set forth in Exhibit H of the Subscription Agreement.

                (vi) The Company shall, as soon as practicable after the effective date of the Registration Statement, and in any event within fifteen (15) months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least twelve (12) consecutive months beginning after the effective date of the Registration Statement.

                (vii) The Company shall (A) deliver promptly to Noteholder, upon request, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the Registration Statement and (B) permit Noteholder to perform such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the Registration Statement, as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. Such investigation shall include, but not be limited to, access to financial and accounting information and opportunities to discuss the business of the Company with the Company's officers and independent auditors, all to such reasonable extent, at such reasonable times and as often as the Noteholder shall reasonably request.

                (viii) The Company shall furnish to the Noteholder a signed counterpart, addressed to Noteholder, of (A) the opinion of counsel to the Company, dated the closing date with respect to the Registration Statement, and (B) the "cold comfort" letter, dated the closing date with respect to the Registration Statement, in each case, delivered to any underwriter(s) in connection with the offering.

                (ix) The Company shall cause all securities of the Noteholder registered pursuant to a Registration Statement to be listed on any national securities exchange or quoted on any automated quotation system on which similar securities of the Company are then listed or quoted.

        (d)     In the case of any Demand Registration effected pursuant to
Section 6(a) hereof: (i) a Majority-in-Interest shall have the right to designate the managing underwriter in any underwritten offering with respect to such Demand Registration; (ii) no other securities of the Company shall be included in the Registration Statement filed with respect to such Demand Registration, and, if requested by the managing underwriter in the case of an underwritten offering or by a Majority-in-Interest in the case of a non-underwritten offering under such Registration Statement, the Company shall not, and shall cause its officers and directors not to, sell or otherwise transfer or dispose of any Common Stock (or other securities) of the Company during the one hundred eighty (180) day period following the effective date of such Registration Statement; (iii) the Company shall enter into any underwriting agreement necessary to effect the offer and sale of the securities included in the Demand Registration; and (iv) notwithstanding anything to the contrary contained herein, in the case of a Demand Registration on Form S-3 of securities to be offered on a continuous or delayed basis, the Company shall keep such Registration Statement effective until all securities included in such Demand Registration have been sold, provided that Rule 415 under the Act permits such an offering on a continuous or delayed basis. Notwithstanding anything to the contrary, so long as the Company and the Underwriter have not abandoned and are actively proceeding in connection with the Underwritten
Public Offering in good faith subsequent to September 30, 1994, then the provisions of (i) and (ii) of this Section 6(d) shall not apply until such time as the Company and the Underwriter have abandoned or are no longer actively proceeding in connection with such Underwritten Public Offering in good faith.

        7. DEFAULT. The occurrence of any one of the following events shall constitute an Event of Default:

                (a) The non-payment, when due, of any principal or interest pursuant to this Note;

                (b) The material breach of any representation or warranty in this Note or in the Subscription Agreement, the Rayl Pledge Agreement or the PCG Stock Pledge Agreement;

                (c) The material breach of any covenant or undertaking in this Note or in the Subscription Agreement, the Rayl Pledge Agreement or the PCG Stock Pledge Agreement, not otherwise provided for in this
         Section 7;

                (d) The failure to cause the Registration Statement in connection with the Demand Registration to be declared effective on or before 45 days after the demand therefor;

                (e) The failure of the Company to make payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any indebtedness of the Company or an event of default or similar event shall occur with respect to such indebtedness, if the effect of such default or event (subject to any required notice and any applicable grace period) would be to accelerate the maturity of any such indebtedness or to permit the holder or holders of such indebtedness to cause such indebtedness to become due and payable prior to its expressed maturity;

                (f) The commencement by the Company of any voluntary proceeding under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, receivership, dissolution, or liquidation law or statute of any jurisdiction, whether now or hereafter in effect; or the adjudication of the Company as insolvent or bankrupt by a decree of a court of competent jurisdiction; or the petition or application by the Company for, acquiescence in, or consent by the Company to, the appointment of any receiver or trustee for the Company or for all or a substantial part of the property of the Company; or the assignment by the Company for the benefit of creditors; or the written admission of the Company of its inability to pay its debts as they mature; or

                (g) The commencement against the Company of any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, adjustment of debt, receivership, dissolution or liquidation law or statute of any jurisdiction, whether now or hereafter in effect, provided, however, that the commencement of such a proceeding shall not constitute an Event of Default unless the Company consents to the same or admits in writing the material allegations of same, or said proceeding shall remain undismissed for 20 days; or the issuance of any order, judgment or decree for the appointment of a receiver or trustee for the Company or for all or a substantial part of the property of the Company, which order, judgment or decree remains undismissed for 20 days; or a warrant of attachment, execution, or similar process shall be issued against any substantial part of the property of the Company.

         Upon the occurrence of any Event of Default, the Noteholder may, by written notice to the Company, (a) declare all or any portion of the unpaid principal amount due to Noteholder, together with all accrued interest thereon, immediately due and payable and/or (b) foreclose upon all or any portion of the
(i) Pledged Rayl Stock in accordance with the Rayl Pledge Agreement and/or (ii) Pledged PCG Stock in accordance with the PCG Stock Pledge Agreement.

         8. NOTICES. Notices to be given hereunder shall be in writing and shall be deemed to have been sufficiently given if delivered personally (with delivery confirmed by receipt signed by recipient) or sent by overnight courier or messenger or sent by registered or certified mail (air mail if overseas), return receipt requested, or by telex, facsimile transmission, telegram or similar means of communication with delivery confirmed. Notices shall be deemed to have been received on the date of personal delivery, telex, facsimile transmission, telegram or similar means of communication, or if sent by overnight courier or messenger, shall be deemed to have been received on the next delivery day after deposit with the courier or messenger, or if sent by certified or registered mail, return receipt requested, shall be deemed to have been received on the third business day after the date of mailing. The address of the Company is 3366 Riverside Drive, Suite 200, Columbus, Ohio 43221, Facsimile Number (614) 538-0670, and the Company shall give written notice of any change of address to the Noteholder. The address of the Noteholder is as set forth on Exhibit I to the Subscription Agreement, and the Noteholder shall give written notice of any change of address to the Company.

        9. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. The Company consents to the jurisdiction of any court of the State of New York and of any federal court located in New York. The Company waives personal service of any summons, complaint or other process in connection with any such action or proceeding and agrees that service thereof may be made, as the Noteholder may elect, by certified mail directed to the Company at the location provided for in
Section 8 hereof, or, in the alternative, in any other form or manner permitted by law.

        10. GOVERNING LAW. THIS NOTE HAS BEEN DELIVERED IN NEW YORK, NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY THEREIN, WITHOUT GIVING EFFECT TO THE RULES OF CONFLICTS OF LAW.

        11. CONFORMITY WITH LAW. It is the intention of the Company and of the Noteholder to conform strictly to applicable usury and similar laws. Accordingly, notwithstanding anything to the contrary in this Note, it is agreed that the aggregate of all charges which constitute interest under applicable usury and similar laws that are contracted for, chargeable or receivable under or in respect of this Note, shall under no circumstances exceed the maximum amount of interest permitted by such laws, and any excess, whether occasioned by acceleration of maturity of this Note or otherwise, shall be canceled automatically, and if theretofore paid, shall be either refunded to the Company or credited on the principal amount of this Note.

        IN WITNESS WHEREOF, the Company has signed and sealed this Note and delivered it in New York, New York as of June ___, 1994.
No.  N-___

                                        PARTECH HOLDINGS CORPORATION



                                        By:
                                            ___________________________
                                            Name: John E. Rayl
                                            Title: President and Chief Executive
                                                   Officer

ATTEST:


_____________________________________________________
Secretary

[Corporate Seal]





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